OPHTHALMIC IMAGING SYSTEMS	CONTACTS: Gil Allon, CEO
221 Lathrop Way, Suite I	Ariel Shenhar, CFO
Sacramento, CA 95815	(916) 646-2020
INVESTOR RELATIONS Jody Cain LIPPERT/HEILSHORN & ASSOCIATES (310) 691-7100

OPHTHALMIC IMAGING SYSTEMS REPORTS
FIRST QUARTER FINANCIAL RESULTS
- - -
Announces Appointment of Full-time Abraxas Medical Systems CEO

SACRAMENTO, Calif. May 13, 2011 – Ophthalmic Imaging Systems (OIS) (OTC BB: OISI), a leading digital imaging, image management, Electronic Medical Records (EMR) and Practice Management (PM) company, today reported financial results for the three months ended March 31, 2011, and provided an update on recent corporate developments.

For the first quarter of 2011, OIS reported net revenue of $3.5 million, compared with net revenue of $4.1 million for the first quarter of 2010.  Lower product sales in the 2011 quarter are attributable primarily to the introduction of improved software in March for the OIS EyeScan™, which delayed product sales for two months during the quarter, and lower EMR/PM product sales due to a shift of focus and priorities at OIS’ wholly owned subsidiary Abraxas Medical Systems, following the appointment of a full-time Chief Executive Officer.

Operating expenses for the first quarter of 2011 were $3.2 million, compared with $2.9 million for the first quarter of 2010.  Sales and marketing expenses increased to $1.7 million, compared with $1.5 million in the prior year period, with the increase primarily due to an increase in the sales force at OIS and Abraxas.

Net loss for the first quarter of 2011 was $1.5 million, or $0.05 per share, compared with net loss of $1.5 million, or $0.06 per share, for the first quarter of 2010.

“We are reporting important recent developments aimed at supporting growth and improving our position in both the informatics solutions and ophthalmic digital imaging markets,” said Gil Allon, Chief Executive Officer of OIS.  “To better capitalize on favorable market dynamics in the informatics solutions market, we appointed Garret Erskine as full-time Chief Executive Officer of Abraxas.  Garret is a seasoned professional with more than 20 years in healthcare IT experience.  He brings Abraxas proven leadership, revenue building and operational efficiency abilities, and first-hand knowledge of the EMR solutions market.  We thank our Chief Financial Officer Ariel Shenhar who had taken on the additional responsibility of leading Abraxas since inception in January 2008.  With Garret’s appointment, Ariel will be able to place additional focus on overseeing our financial operations during this critical time when we see prospects for significant growth.

OIS                                                www.oisi.com
221 Lathrop Way, Suite I        main 800.338.8436
Sacramento, CA 95815                  fax 916.646.0207
USA

Ophthalmic Imaging Systems
Press Release
MAY 13, 2011

“We also introduced improved software for the OIS EyeScan toward the end of March, which delayed product sales for two months during the quarter.  Our ultraportable, modular EyeScan imaging device has capabilities to capture images of both the anterior and posterior of the eye, opening new marketing opportunities in international markets as well as within the domestic optometry market.  With the introduction of the new software, we believe sales of the OIS EyeScan are now back on track."

“We increased our investment in sales and marketing activities, primarily in the U.S. market,” he added.  “Our sales function is separated into teams with one team solely focused on selling the OIS EyeScan, another selling Abraxas EMR and PM systems to the non-ophthalmic markets and the third selling all other product lines, including our other ophthalmic digital imaging product and OIS EMR and PM solutions, to the eye-care market.  We believe this strategy and our investment will support future revenue increases.”

About Ophthalmic Imaging Systems
Ophthalmic Imaging Systems (www.oisi.com) is the leading provider of ophthalmic digital imaging and informatics systems.  The Company designs, develops, manufactures and markets digital imaging systems, image management and integrated EMR and PM solutions for the eye care market.  With more than 25 years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technologies.  Through its wholly owned subsidiary, Abraxas Medical Solutions, the Company provides EMR and PM software to OB/GYN, orthopedic and primary care physicians.  Both OIS EMR Version 4.1.7 and Abraxas EMR Version 4.1.7 are 2011/2012 compliant and have been certified as Complete EHR by the Certification Commission for Health Information Technology (CCHIT®), an ONCATCB, in accordance with the applicable ELIGIBLE PROVIDER certification criteria adopted by the Secretary of Health and Human Services.  The 2011/2012 criteria support the Stage 1 meaningful use measures required to qualify eligible providers and hospitals for funding under the American Recovery and Reinvestment Act (ARRA).   The Company markets and supports its products through an extensive network of dealers, distributors and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

OIS                                                www.oisi.com
221 Lathrop Way, Suite I        main 800.338.8436
Sacramento, CA 95815                  fax 916.646.0207
USA

Ophthalmic Imaging Systems
Press Release
MAY 13, 2011

Ophthalmic Imaging Systems
Selected Financial Data
Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	unaudited	unaudited
	2011	2010
Net Revenue	$3,463,940	$4,133,315
Cost of Sales	2,071,845	1,866,753
Gross Profit	1,392,095	2,266,562

Sales And Marketing	1,716,821	1,544,594
General And Administrative	618,889	516,879
Research and development	849,406	844,198

Total Operating Expenses	3,185,116	2,905,671

Loss From Operations	(1,793,021)	(639,109)
Interest And Other Income (Expense), Net	253,933	(879,981)
Net Loss Before Income Taxes	(1,539,088)	(1,519,090)
Income Tax (Expense) Benefit	(12,862)	12,876
Net Loss	(1,551,950)	(1,506,214)

Less Noncontrolling Interest’s Share	9,647	11,224

Net Loss Attributable To Ophthalmic Imaging Systems	(1,542,303)	(1,494,990)

Basic And Diluted Net Loss Per Share	$(0.05)	$(0.06)

Shares Used In The Calculation Of Basic And Diluted Net Loss Per Share	30,304,151	26,518,618

OIS                                                www.oisi.com
221 Lathrop Way, Suite I        main 800.338.8436
Sacramento, CA 95815                  fax 916.646.0207
USA

Ophthalmic Imaging Systems
Press Release
MAY 13, 2011

Ophthalmic Imaging Systems Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2011	December 31, 2010
Current assets:	unaudited	unaudited
Cash and cash equivalents	$2,795,627	$3,905,910
Accounts receivable, net	3,688,335	4,088,269
Inventories, net	1,635,996	1,757,873
Prepaid expenses and other current assets	495,063	357,380
Total current assets	8,615,021	10,109,432

Furniture and equipment, net of accumulated depreciation of $986,598 and $934,371 respectively	458,035	470,717
Capitalized imaging software, net of accumulated amortization of $378,531 and $336,472, respectively	126,180	168,239
Capitalized software development, net of accumulated amortization of $863,127 and $767,224, respectively	287,704	383,607
AcerMed asset purchase, net of accumulated amortization of $427,554 and $380,048, respectively	142,523	190,029
Goodwill	807,000	807,000

Customer relationship intangible assets and other intangible assets, net of accumulated amortization of $98,512 and $81,137, respectively	394,488	411,863
Licensing rights intangible asset, net of accumulated amortization of $41,297 and $33,037, respectively	57,815	66,075
Other assets	32,738	12,524
Total assets	$10,921,504	$12,619,486

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$934,087	$1,256,515
Accrued liabilities	1,421,416	1,709,616
Derivative liability financial instruments	1,369,182	1,698,416
Deferred extended warranty revenue-current portion	1,978,094	1,722,235
Customer deposits	276,670	312,731
Notes payable- current portion	1,470,897	1,518,099
Total current liabilities	7,450,346	8,217,612

Deferred extended warranty revenue, less current portion	252,346	251,785
Notes payable, less current portion	1,807,773	1,301,523
Total liabilities	9,510,465	9,770,920

Commitments and contingencies

Equity
Ophthalmic Imaging Systems’ stockholders' equity:
Preferred stock, 20,000-000 shares authorized; 0 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively
Common stock, no par value, 100,000,000 shares authorized; 30,304,151 and 30,304,151 issued and outstanding at March 31, 2011 and December 31, 2010, respectively	21,722,550	21,708,743
Additional paid-in-capital	139,095	65,544
Accumulated deficit	(20,826,730)	(19,284,427)
Cumulative translation adjustment	(31,303)	(58,368)
Total Ophthalmic Imaging Systems’ stockholders’ equity	1,003,612	2,431,492
Noncontrolling interest	407,427	417,074
Total equity	1,411,039	2,848,566
Total liabilities and stockholders' equity	$10,921,504	$12,619,486

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OIS                                                www.oisi.com
221 Lathrop Way, Suite I        main 800.338.8436
Sacramento, CA 95815                  fax 916.646.0207
USA